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EXHIBITS  5 & 24.2
                                             January 2, 1996

Dynatronics Corporation
7030 Park Centre Drive
Salt Lake City, Utah 84121

Re:  Registration Statement on Form S-8 relating to Amended and
     Restated 1992 Stock Option Plan (the "Plan")

Dear Sirs:

     We have acted as counsel for Dynatronics Corporation, a Utah corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of an additional number of shares to increase the number of shares registered under the Plan to an aggregate of 1,000,000 shares of the Company's Common Stock, no par value per share (the "Shares") to be issued in accordance with the terms of the Plan.

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced
Registration Statement, when issued pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement as amended. In giving this consent, we do not thereby admit that we come with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                         Sincerely,

                         DURHAM, EVANS, JONES & PINEGAR, P.C.

                         By  /s/ Kevin R. Pinegar
                         -----------------------------------------
                         For the Firm